SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 28, 2010

NOVA ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27693	98-0211769
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification #)

2520 South Third Street #206

Louisville, KY 40208

Address of Principal Executive Offices)

502-636-2807

(Registrant's telephone number, including area code)

 (Former address, if changed since last report)

Copies to:

Andrea Cataneo, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2010, James Tilton was elected to the board of directors of Nova Energy, Inc. (the “Company”). Mr. Tilton has been the Company’s chief operating officer since January 2010.

Mr. Tilton has served as chairman of the board of directors, chief executive officer, president, secretary, treasurer and sole director of NuMobile, Inc., a mobile computing technology company, since its formation in November 1999. Mr. Tilton has more than 11 years' experience in the securities industry. From 1995 to 1996, he was stockbroker at Morgan Keegan. From 1997 to 1999, he worked independently in the securities industry, specializing in corporate finance and investment banking. Mr. Tilton has been involved in the financing of private and public small-growth companies. Since January 1999, Mr. Tilton has also been TuneIn Media, Inc.'s chief executive officer and president. TuneIn Media, Inc. was an interactive media content provider and recently completed an acquisition of Infotel Technologies, Ltd., a Singapore-based IT Corporation. Mr. Tilton formally resigned this position in October of 2005 and was re-appointed on October 1, 2008. Mr. Tilton is currently a director of Girasolar (OTCBB: GRSR). Mr. Tilton has a B.A. in Political Science with an emphasis in Accounting/Business from the University of Louisville.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA ENERGY, INC.

By /S/ JAMES TILTON

James Tilton, Chief Operating Officer

Date: March 4, 2010

3